CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders
Putnam Vista Fund:

We consent to the use of our report dated September 10, 2003, incorporated in this Registration Statement by reference, to the Putnam Vista Fund and to the references to our firm under the captions
"Financial Highlights" in the prospectuses and "Independent Auditors and Financial Statements" in the Statement of Additional Information.

                                                      /s/ KPMG LLP
Boston, Massachusetts
November 24, 2003